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Exhibit 10.2

Natural Gas Systems, Inc.
Employment Agreement

        THIS AGREEMENT ("Agreement")is entered into as of November 10, 2003, by and between Sterling McDonald (the "Employee") and Natural Gas Systems, Inc., a Delaware corporation (the "Company").

        1.     Duties and Scope of Employment.

          (a)   Position. For the term of his employment under this Agreement (the "Employment"), the Company agrees to employ the Employee in the position of Chief Financial Officer. The Employee shall report to the Company's CEO and Board of Directors, or to such other person as the Company subsequently may determine.

          (b)   Obligations to the Company. During the term of employment under this Agreement, Employee shall devote his/her full business efforts and time to the Company. The foregoing shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and/or services do not interfere or conflict with his/her responsibilities to the Company. Employee may provide material work for companies or third parties, if and only if such work is disclosed in writing and Employee receives consent from the Board at a duly-held meeting of the Board of Directors of the Company. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during his Employment.

          (c)   No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his Employment will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

          (d)   Commencement Date. The Employee shall commence full-time Employment as soon as reasonably practicable and in no event later than November 11, 2003.

        2.     Cash and Incentive Compensation.

          (a)   Salary. The Company shall pay the Employee as compensation for his services an initial base salary at a gross annual rate of $120,000.00. Such salary shall be payable in accordance with the Company's standard payroll procedures. The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Salary.")

          (b)   Incentive Bonuses. The Employee shall be eligible to be considered for an annual incentive bonus based on objective or subjective criteria established by the Company's Board of Directors (the "Board") or the Compensation Committee of the Board. The determinations of the Board or its Compensation Committee with respect to such bonus shall be final and binding. The Employee shall not be entitled to an incentive bonus if he is not employed by the Company on the date when such bonus is payable.

          (c)   Stock Options. Subject to the approval of the Board or the Compensation Committee of the Board, the Company shall grant the Employee a stock option covering 250,000 shares of the

  Company's Common Stock. Such option shall be granted as soon as reasonably practicable after the date of this Agreement. The exercise price of such option shall be equal to the fair market value of such stock on the later of (i) the date of grant or (ii) the first day of the Employee's Employment. The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Employee's Employment. The Employee shall vest in 1/8th of the option shares after the first six months of continuous service, and thereafter the remaining option shares shall vest in equal quarterly installments of 1/16th per quarter over the next forty-two months of continuous service. The grant of such option shall be subject to the other terms and conditions set forth in the Company's 2003 Stock Plan and in the Stock Option Agreement, attached hereto as Exhibits B and C, respectively.

        3.     Vacation and Employee Benefits. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's vacation policy, as it may be amended from time to time. During his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

        4.     Business Expenses. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

        5.     Term of Employment.

          (a)   Termination of Employment. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee ten day's notice in writing. The Employee may terminate his Employment by giving the Company ten days' advance notice in writing. The Employee's Employment shall terminate automatically in the event of his death. The termination of the Employee's Employment shall not limit or otherwise affect his obligations under Section 7.

          (b)   Employment at Will. The Employee's Employment with the Company shall be "at will," meaning that either the Employee or the Company shall be entitled to terminate the Employee's Employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

          (c)   Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of the Employee's Employment, the Employee shall only be entitled to the compensation, benefits and expense reimbursements that the Employee has earned under this Agreement before the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

        6.     Termination Benefits.

          (a)   General Release. Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Employee (i) has executed a general release of all claims (in a form prescribed by the Company) and (ii) has returned all property of the Company in the Employee's possession.

          (b)   Severance Pay. If, after ninety days of Employee's continuous employment with the Company, the Company terminates the Employee's Employment for any reason other than Cause or Permanent Disability, then the Company shall pay the Employee his Base Salary for a period of one month following the termination of his Employment (the "Continuation Period"). The Continuation Period shall increase by one month for every six months of continuous service of Employee, for a maximum of six months (after thirty of continuous service). Such Base Salary shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures.

          (c)   Definition of "Cause." For all purposes under this Agreement, "Cause" shall mean:

              (i)  An unauthorized use or disclosure by the Employee of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company;

             (ii)  A material breach by the Employee of any agreement between the Employee and the Company;

            (iii)  A material failure by the Employee to comply with the Company's written policies or rules;

            (iv)  The Employee's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

             (v)  The Employee's gross negligence or willful misconduct; or

            (vi)  A continued failure by the Employee to perform assigned duties after receiving written notification of such failure from the Board of Directors.

          (d)   Definition of "Permanent Disability." For all purposes under this Agreement, "Permanent Disability" shall mean the Employee's inability to perform the essential functions of the Employee's position, with or without reasonable accommodation, for a period of at least 90 consecutive days because of a physical or mental impairment.

        7.     Non-Solicitation and Non-Disclosure.

          (a)   Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any other person or entity) either (i) the employment of any employee or consultant of the Company or any of the Company's affiliates or (ii) the business of any customer or working interest partner, or other oil and gas service provider with whom the Company is engaged in one or more projects or relationships.

          (b)   Non-Disclosure. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, attached hereto as Exhibit A, which is incorporated herein by this reference.

        8.     Successors.

          (a)   Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

          (e)   Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        9.     Arbitration.

          (a)   Scope of Arbitration Requirement. The parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator any and all claims or disputes arising out of this Agreement and any and all claims arising from or relating to the Employee's Employment, including (but not limited to) claims against any current or former employee, director or agent of the Company, claims of wrongful termination, retaliation, discrimination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, defamation, invasion of privacy, fraud, misrepresentation, constructive discharge or failure to provide a leave of absence, or claims regarding commissions, stock options or bonuses, infliction of emotional distress or unfair business practices.

          (b)   Procedure. The arbitrator's decision shall be written and shall include the findings of fact and law that support the decision. The arbitrator's decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall take place in Houston, Texas.

          (c)   Costs. The parties shall share the costs of arbitration equally. Both the Company and the Employee shall be responsible for their own attorneys' fees, and the arbitrator may not award attorneys' fees unless a statute or contract at issue specifically authorizes such an award.

          (d)   Applicability. This Section 9 shall not apply to (i) workers' compensation or unemployment insurance claims or (ii) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or intellectual property held or sought by either the Employee or the Company (whether or not arising under the Proprietary Information and Inventions Agreement between the Employee and the Company).

        10.   Miscellaneous Provisions.

          (a)   Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b)   Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)   Whole Agreement. This Agreement supersedes any previous offer letter. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

          (d)   Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

          (e)   Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of Texas (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the "Law"), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

          (f)    No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

          (g)   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h)   Indemnification. As an officer of the Company, Employee will be protected by the indemnification provisions of Article IV of the Company's Certificate of Incorporation.

        IN WITNESS WHEREOF, each of the parties has executed this employment Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Employee
Natural Gas Systems, Inc.
By Robert S. Herlin Title: CEO and President

EXHIBIT A
INVENTIONS ASSIGNMENT AGREEMENT

EXHIBIT A
STOCK OPTION PLAN

EXHIBIT C
STOCK OPTION AGREEMENT

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  Exhibit 10.2